Exhibit 4.13 and 10.35

FIFTH AMENDMENT TO CREDIT AND
SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Amendment") executed on August 29, 2012, is by and among Tandy Brands Accessories, Inc., a Delaware corporation ("Parent"), H.A. Sheldon Canada Ltd., an Ontario corporation ("HA Sheldon"; Parent and HA Sheldon are herein collectively called "Company"), Wells Fargo Bank, National Association ("Wells Fargo"), acting through its Wells Fargo Business Credit operating division, and TBAC Investment Trust, a Pennsylvania business trust, and TBAC-TOREL, Inc., a Delaware corporation, consenting to this Amendment and ratifying their respective Guaranties (as defined in the Credit Agreement) each dated even date with the Credit Agreement (defined below).

W I T N E S S E T H:

WHEREAS, Company and Wells Fargo entered into that certain Credit and Security Agreement dated as of August 25, 2011 (as heretofore amended, supplemented or otherwise modified, the "Original Credit Agreement", and as amended hereby, the "Credit Agreement"; capitalized terms used but not defined herein shall have the meanings specified for such terms in the Credit Agreement), for  the purposes and consideration therein expressed, pursuant to which Wells Fargo became obligated to make loans to the Company as therein provided;

WHEREAS, the Company has failed to satisfy (i) the Fixed Charge Coverage Ratio covenant in Section 5.2(a) of the Original Credit Agreement for the fiscal month of Parent ending June 30, 2012, which failure constitutes an Event of Default under Section 6.1(b)(ii) of the Original Credit Agreement, and  (ii) the Pre-tax Income covenant in Section 5.2(d) of the Original Credit Agreement for the fiscal month of Parent ending June 30, 2012, which failure constitutes an Event of Default under Section 6.1(b)(ii) of the Original Credit Agreement (collectively, the "Specified Events of Default"); and

WHEREAS, the Company and Wells Fargo desire to grant the waivers set forth below and to amend the Original Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Credit Agreement, in consideration of the loans made and which may hereafter be made by Wells Fargo to Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Terms Defined in the Original Credit Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Amendment.

FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT - Page 1

ARTICLE II
WAIVER

Section 2.1 Waiver of Specified Events of Default.  Subject to the terms and conditions hereof, Wells Fargo hereby waives the Specified Events of Default.

Section 2.2 Limited Waiver; Reservation of Rights and Remedies.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Wells Fargo under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, Wells Fargo, on the one hand, and the Company, on the other hand, agree that nothing in this Amendment constitutes or shall be deemed to constitute a waiver of (x) any breach, default or event of default that may exist or hereafter occur under the Loan Documents other than the Specified Events of Default, (y) compliance with Section 5.2 of the Credit Agreement except for the covenants and time periods specified in the definition herein of Specified Events of Default, or (z) except as expressly set forth herein, any of Wells Fargo's rights or remedies under the terms of the Credit Agreement, any other Loan Document or applicable law, all of which are hereby reserved.

ARTICLE III
AMENDMENTS TO ORIGINAL CREDIT AGREEMENT

Section 3.1 Covenant Fee.  As of the Effective Date, Section 1.8 of the Original Credit Agreement is hereby amended to add subsection (j) to the end thereof, which subsection shall read as follows:

"(j)  Covenant Fee.  In the event Parent and HA Sheldon, or either of them, fails to observe or perform any covenant or agreement set forth in Section 5.2 of this Agreement for any fiscal month during the period from July 31, 2012 through and including June 30, 2013, Company shall pay Wells Fargo a fee in the amount equal to (i) one-half of one percent (0.50%) per annum multiplied by (ii) the monthly average of the unpaid principal amount of Advances each month from June 1, 2012 through the end of the fiscal month in which such failure occurred.  If no such failure occurs, no fee shall be payable under this subsection (j)."

Section 3.2 Amendment to Fixed Charge Coverage Ratio Covenant Requirement.  As of the Effective Date, Subsection (a) of Section 5.2 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

"(a)  Parent and its consolidated Subsidiaries shall maintain, as of the end of each fiscal month specified below, a Fixed Charge Coverage Ratio of not less than the applicable ratio set forth below in accordance with GAAP on a rolling twelve-month basis ending as of the end of such fiscal month:

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Fiscal Month	Minimum Fixed Charge Coverage Ratio
July 2012	0.35 to 1.00
August 2012	0.06 to 1.00
September 2012	0.25 to 1.00
October 2012	0.44 to 1.00
November 2012	0.09 to 1.00
December 2012	0.81 to 1.00
January 2013	1.09 to 1.00
February 2013 and each fiscal month thereafter	1.10 to 1.00
"

Section 3.3 Amendment to Minimum Excess Availability.  As of the Effective Date, Subsection (b) of Section 5.2 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

"(b) Minimum Excess Availability.  Excess Availability shall at all times exceed (i) prior to the later to occur of (a) the closing of the sale of real property located at 107 W. Gonzales Street, Yoakum, Texas and 208 Front Street, Yoakum, Texas as contemplated under that certain Commercial Contract - Improved Property between Parent and Joe V. Hagen, which closing is scheduled to occur on September 15, 2012, and (b) October 31, 2012, $2,500,000; and (ii) thereafter, $2,700,000; provided, however, that the amount provided in subsection (ii) of this Section 5.2(b) shall be automatically reduced to $2,500,000 upon receipt by Wells Fargo of financial statements for fiscal year ending June 30, 2013, as required by Section 5.1(a) of this Agreement, and the related Compliance Certificate certifying and demonstrating that, for the fiscal year ending on June 30, 2013, the covenants and agreements set forth in Section 5.2 of this Agreement have been satisfied and complied with in all respects."

Section 3.4 Amendment to Maximum Capital Expenditures Covenant.  As of the Effective Date, Subsection (c) of Section 5.2 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

"(c)           Maximum Capital Expenditures.  Company shall not incur or contract to incur Capital Expenditures of more than $2,000,000 in the aggregate during any fiscal year."

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ARTICLE IV
CONDITIONS OF EFFECTIVENESS

Section 4.1 Effective Date.  This Amendment shall become effective as of the date first written above (the "Effective Date") when and only when each of the following conditions precedent shall have been satisfied in full:

(a) Wells Fargo shall have received, at Wells Fargo's office a duly executed counterpart by each of Parent and HA Sheldon of this Amendment and a duly executed counterpart of the attached acknowledgement and consent by TBAC Investment Trust and TBAC-TOREL, Inc.;

(b) Company shall have paid to Wells Fargo all outstanding fees and expenses owing to Wells Fargo under the Loan Documents as of such date;

(c) The representations and warranties contained herein and in the Credit Agreement and other Loan Documents are true and correct with the same effect as though such representations and warranties had been made on and as of the date hereof and after giving effect to the amendments and waiver contemplated hereby, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) or changes resulting from transactions expressly permitted under the Credit Agreement or other Loan Documents; and

(d) No Event of Default or other event which with the giving of notice or passing of time, or both, would constitute an Event of Default, shall have occurred and be continuing, other than the Specified Events of Default.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of Company.  In order to induce Wells Fargo  to enter into this Amendment, each of Parent and HA Sheldon hereby represents and warrants to Wells Fargo that:

(a) After giving effect to this Amendment, the representations and warranties contained in the Original Credit Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and after giving effect to the amendments contemplated hereby, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date) or changes resulting from transactions expressly permitted under the Credit Agreement or other Loan Documents.

(b) Each such Person is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Credit Agreement and the other Loan Documents to which it is a party and such Person is and will continue to be duly authorized to borrow under the Credit Agreement.  Each such Person has duly taken all corporate

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action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of their respective obligations hereunder.

(c) The execution and delivery by such Person of this Amendment, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of its articles of incorporation or bylaws, or of any agreement, judgment, license, order or permit applicable to or binding upon it.  Except for those which have been duly obtained and are in full force and effect, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by such Person of this Amendment or to consummate the transactions contemplated hereby.

(d) When duly executed and delivered, this Amendment will be a legal and binding instrument and agreement of Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally.

ARTICLE VI
MISCELLANEOUS

Section 6.1 Ratification of Agreement.  The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects.  This Amendment shall constitute a "Loan Document" under and as defined in the Credit Agreement in all respects and for all purposes.  Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to the Original Credit Agreement as amended by this Amendment also.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Wells Fargo under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

Section 6.2 Survival of Agreements.  All representations, warranties, covenants and agreements of Company herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Indebtedness is paid in full.  All statements and agreements contained in any certificate or instrument delivered by Company and any Guarantors hereunder or under the Credit Agreement to Wells Fargo shall be deemed to constitute representations and warranties by, or agreements and covenants of, such Person or any such Guarantor, as applicable, under this Amendment and under the Credit Agreement.

Section 6.3 Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable; provided that the parties hereto shall endeavor in good faith to promptly replace any such invalid or unenforceable provisions with substantially similar provisions that are enforceable.

Section 6.4 Further Assurances.  Each of Parent and HA Sheldon hereby agrees to establish, make, prepare, execute, deliver, file, amend, authorize, ratify, affirm and/or approve any

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and all agreements, instruments, notes, waivers, consents, licenses, accounts and other documents, and take any and all other actions and do all other things necessary or desirable to consummate or otherwise give effect to the transactions and grant of security contemplated by this Amendment and the Credit Agreement.

Section 6.5 GOVERNING LAW; JURISDICTION, VENUE; WAIVER OF JURY TRIAL.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (OTHER THAN CONFLICT LAWS) OF THE STATE OF TEXAS.  THE PARTIES TO THIS AMENDMENT (A) CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF TEXAS IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS AMENDMENT; (B) WAIVE ANY ARGUMENT THAT VENUE IN ANY SUCH FORUM IS NOT CONVENIENT; (C) AGREE THAT ANY LITIGATION INITIATED BY WELLS FARGO OR COMPANY IN CONNECTION WITH THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS MAY BE VENUED IN EITHER THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS; AND (D) AGREE THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AMENDMENT.

Section 6.6 Counterparts; Fax.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.  This Amendment may be duly executed and delivered by facsimile transmission, electronic mail or other electronic means.

Section 6.7 FINAL AGREEMENT.  THIS AMENDMENT TOGETHER WITH  THE OTHER LOAN DOCUMENTS COMPRISES THE COMPLETE AND INTEGRATED AGREEMENT OF THE PARTIES ON THE SUBJECT MATTER OF THIS AMENDMENT AND SUPERSEDES ALL PRIOR AGREEMENTS, WHETHER ORAL OR EVIDENCED IN A RECORD.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the undersigned by their respective duly authorized officers thereunto have executed and delivered this Amendment as of the date first above written.

TANDY BRANDS ACCESSORIES, INC.

By:
Name: Title:

H.A. SHELDON CANADA, LTD.

By:
Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name: Title:

FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT - Signature Page

Each of the undersigned by their respective signatures hereunto acknowledges its receipt and review of this Amendment and hereby consents to the execution and delivery of, and the terms of, this Amendment and hereby ratifies and confirms their respective Guaranty and the obligations guarantied thereunder in all respects and for all purposes.

TBAC INVESTMENT TRUST

By:
not in his/her individual capacity, but solely as Trustee

TBAC-TOREL, INC.

By:
Name:	N. Roderick McGeachy, III
Title:	President and Chief Executive Officer

FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT - Signature Page to Consent and Ratification